UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2011

CARIBOU COFFEE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN	55429
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 763-592-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2011, Kevin J. Keough and E. Stockton Croft IV notified the Company that they were resigning from the Board of Directors of the Company effective September 8, 2011. Messrs. Keough and Croft served the Company as directors since May 12, 2011 and were non-independent directors under NASDAQ rules due to their employment by Arcapita Inc., formerly a significant shareholder in the Company. In September of 2011, Arcapita Inc. sold all holdings of the Company’s stock in our secondary offering that closed on September 2, 2011. The resignations of Messrs. Keough and Croft are not the result of any disagreement with the Company or its affiliates.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

Date: September 12, 2011

CARIBOU COFFEE COMPANY, INC.

By:	/s/ MICHAEL TATTERSFIELD
Michael Tattersfield
President and Chief Executive Officer